UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/amendment No. 2

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

elektros, INC.

(Exact name of registrant as specified in its charter)

Date: September 14, 2021

Nevada	3711	85-4235616
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1626 South 17th Avenue
Hollywood, Florida

Telephone: 347-885-9734

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 14, 2021

UP TO A MAXIMUM OF 100,000,000 SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock

*The Company will provide a final fixed price in an offering circular supplement after qualification of our offering statement by the Commission. The offering will commence within two calendar days after the qualification date by the Commission.

The Company reserves the right to change the fixed Price Per Share to Public during the course of the offering and will file a post-qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not.

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $0.05 and $2.00 with no minimum amount to be sold up to a maximum of 100,000,000 shares but not to exceed $75,000,000 in gross proceeds. Upon the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. On May 28, 2021 ELEK effectuated a holding company reorganization by and between China Xuefeng Environmental Engineering, Inc., (“CXEE”), ELEK and ELEK Merger Sub, Inc. The result of the merger was that each and every shareholder of CXEE became a shareholder of ELEK with each share of common stock of CXEE held by CXEE shareholder becoming an equivalent amount of stock held in ELEK. Contemporaneously following the merger, ELEK cancelled all of the stock that it held in CXEE. ELEK and CXEE each became a stand-alone company post merger.

Prior to this offering, there was no public market for our common shares. Our ticker symbol is ELEK and we trade in the OTC MarketPlace pink market tier. Our shares are thinly traded meaning our shares cannot be easily sold and have low volume of shares trading per day which can lead to volatile changes in price per share.

It is currently estimated that the direct public offering price per share will be between $.05 and $2.00 with no minimum amount of shares to be sold and a maximum amount of shares sold not to exceed $75,000,000 in gross proceeds.

                The Company expects that the amount of expenses of the offering that it will pay will be approximately $25,000.

The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will commence on approximately      ____  , 2021.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

In this public offering we, “Elektros, Inc.” are offering up to a maximum of 100,000,000 shares of our common stock.  We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Shlomo Bleier. Mr. Bleier is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the registered shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, we have 371,820,871 common shares outstanding. Mr. Bleier owns 326,000,000 common shares of the Company resulting in control and representing a voting percentage of 80.68%.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “Elektros,” “we,” “us,” “our” or “the Company” refers to Elektros, Inc. The term ‘‘common stock’’ refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

offering circular SUMMARY

Background

Elektros Inc.., a Nevada corporation (“Elektros” ,“the Company”, or “Successor”) was incorporated on December 1, 2020 under the laws of the state of Nevada.

On March 1, 2021, we entered into an Agreement with Technicon Design Corporation DBA Segula Technologies, Inc.to create a high level development road-map for us and they will work to identify companies with a developed EV Chassis which can be used to jump-start the vehicle development process for us. Segula will design and develop with production intent for a single design theme Electric SUV. The total estimated cost of design and full size prototype/vehicle development including materials is estimated to be $8,000,000. The overall estimated time to deliver the road-map is estimated to be 304 hours. The main project milestones are defined to as: Exterior and Interior Design, 12 weeks; Digital Theme development and surfacing, 12 weeks; and Manufacture/Build, 24 weeks. Payment of approximately $25,000 has been paid to Segula on March 1, 2021 for the design/marketing stage.

On May 25, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were China Xuefeng Environmental Engineering, Inc. (“CXEE” or “Predecessor”), Elektros, Inc. (“ELEK” or“Successor”), and Elektros Merger Sub, Inc. (“Merger Sub”). Our former director, Levi Jacobson was, the sole director/officer of each constituent corporation in the Reorganization.

Elektros, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Elektros, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Elektros, Inc. became a wholly owned direct subsidiary of CXEE and Merger Sub became a wholly owned and direct subsidiary of ELEK.

The merger was effectuated on May 28, 2021 (“Effective Time”), whereas the Company filed Articles of Merger with the Nevada Secretary of State. At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of ELEK’S common stock.

At the Effective Time, Elektros, Inc., as successor issuer to China Xuefeng Environmental Engineering Group, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol of Predecessor “CXEE” until the new ticker symbol “ELEK” for the Company was released into the OTC MarketPlace on June 7, 2021. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 286176102.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “ELEK”.

The Company believes that the Reorganization, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.

On May 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in CXEE resulting in CXEE and ELEK each as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with CXEE after the Reorganization. Levi Jacobson, the Director of CXEE and our former Director did not discover any assets of CXEE from the time he was appointed custodian and Director until the completion of the Reorganization and subsequent separation of CXEE as a stand-alone company.

Given that the former business plan and objectives of CXEE and the present day business plan and objectives of Elektros substantially differ from one another, we conducted the corporate separation with CXEE contemporaneously after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of CXEE ( providing services to optimize garbage-recycling processes under the leadership of its former directors, does not, in any way, represent the current day business plan of ELEK, and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our former sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of CXEE are now the shareholders of ELEK. The former shareholders of CXEE now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our built in shareholder base and new leadership under our new director Shlomo Bleier. It will be easier for us now to borrow funds because we trade in the OTC MarketPlace which is attractive to investors.

The Company has begun operations to design, develop and manufacture and sell fully electric sport utility vehicles.

Currently, Jewish Enrichment Enterprise, Inc. owned and controlled by Shlomo Bleier, our sole officer and director is our controlling shareholder, owning 300,000,000 shares of our restricted common stock representing approximately 80.68% voting control. Mr. Levi Jacobson was our sole officer and director of CXEE and Elektros immediately before and at the effective time of the Reorganization. Mr. Jacobson resigned as Elektros sole officer/director on July 1, 2021. Mr. Jacobson’s resignation is attached to our offering statement as EX1A-15. On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent amount of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

Additional Information relating to Predecessor:

Pursuant to a court order issued by the Eighth Judicial District Court, Clark County Nevada (the “Court”), Levi Jacobson was appointed custodian, interim director, president, secretary and treasurer of CXEE on November 19, 2020.

Mr. Jacobson was vested with the right to exercise all of the powers of the corporation, through or in place of its board of directors or officers. Mr. Jacobson was bestowed with all the powers specified in NRS 78.347(6) that states Custodian shall have all the powers and title of a trustee appointed under NRS 78.590, NRS 78.635 and 78.650. Custodians so appointed shall also have the powers as provided in NRS 78.640 and 78.645 whether the company is insolvent or not.

On November 25, 2020, Custodian filed a Certificate of Reinstatement with Nevada Secretary of State to reinstate CXEE into good standing and filed an initial list of officers/directors, state business license and appointment of registered agent.

On December 10, 2020, Goldjay Realty, Inc. (“GRI”) consisting of sole shareholder Levi Jacobson, our former director was issued 300,000,000 restricted common shares. The issuance was made pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. The shares were issued to GRI for reinstating CXEE into good standing with NSOS and paying delinquent transfer agent fees and developing CXEE’S business plan.

On December 31, 2020, the Custodian conducted a shareholder meeting resulting in Custodian voted as permanent officer/director of CXEE.

On March 9, 2021, an Order was granted by the Court to terminate the Custodianship of CXEE.

Company Information

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

On December 1, 2020, Levi Jacobson was appointed President, Secretary, Treasurer and director of Elektros, Inc. On July 1, 2021, Mr. Jacobson resigned and Mr. Bleier was appointed our sole officer and director.

The Company recently began operations to design, develop and manufacture and sell fully electric sport utility vehicles and energy generation and storage systems.

The principal address of the Company is 1626 South 17th Avenue, Holywood, Florida 33020. Our phone number is 347-885-9734. The Company has elected December 31st as its year end.

We have no employees. Our CIK No. is 0001852616.

We have no in-house capabilities in the design and test engineering of electric vehicles and their components and systems. We have no in-house capabilities in the design and test engineering of energy generation and storage systems.

Intellectual Property

We have no intellectual property, patents, patent applications or trade secrets.

Our Offering

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $0.05 and $2.00 with no minimum amount to be sold up to a maximum of 100,000,000 shares, but not to exceed $75,000,000 in gross proceeds. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is:seven hundred million (700,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and two hundred million (200,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 371,820,871 shares of Common Stock and no shares of Preferred Stock issued and outstanding. We will receive all proceeds from the sale of our common stock.

Our Chief Executive Officer, Shlomo Bleier will be selling shares of common stock on behalf of the Company.

The Company is quoted in the OTC Pink market with a ticker symbol of ELEK. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the common shares registered in the offering are sold at the midpoint offering price of $.975 per share assuming the maximum amount of gross proceeds are received by the Company in the amount of $75,000,000.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Offering Sold	19,230,769	$.975	$0	$18,750,000
50% of Offering sold	38,461,538	$.975	$0	$37,500,000
75% of Offering Sold	56,250,000	$.975	$0	$54,843,750
Maximum Offering sold	76,923,077	$.975	$0	$75,000,000

(1)	Assuming an initial public midpoint offering price of $.975 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company

Up to a Maximum 100,000,000 shares of common stock, at a fixed price per share between $.05 and $2.00 per share per share with no minimum amount to be sold but not to exceed $75,000,000 in gross proceeds. A final fixed strike price will be determined upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Common Stock. Our stock will be offered by us in a direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Offering price per share	We will sell the shares at a final fixed strike price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our common stock between the price range of $0.05 and $2.00 per share.

Number of shares of common stock outstanding before the offering of common stock	There are 371,820,871 common shares outstanding.

Number of shares of common stock outstanding after the offering of common stock	___ common shares will be issued and outstanding if we sell all of the common shares we are offering at a offering price of $____ per share.

Number of shares of preferred stock outstanding before the offering of common stock	No preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	No preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common shares trade in the OTC Marketplace in the Pink Market tier. Our ticker symbol is ELEK.

Use of Proceeds	We intend to use the gross proceeds to us for research and development, working capital, create a electric vehicle prototype, energy charging station, materials, inventory, production and for any other general corporate purpose.

Termination of the Offering	The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Terms of the Offering	Our Chief Executive Officer, Shlomo Bleier will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our audited financial statements as of December 31, 2020 respectively.

Elektros, Inc.

Balance Sheet

(Audited)

As of December 31, 2020
ASSETS CURRENT LIABILITIES Cash in bank	$10,000
Total current assets	10,000
TOTAL ASSETS	$10,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$1,000
Loan to company	10,000
Total current liabilities	11,000
TOTAL LIABILITIES	$11,000

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 200,000,000 shares authorized, none issued and outstanding as of December 31, 2020)	—
Common stock ($.001 par value, 500,000,000 shares authorized, none issued and outstanding as of December 31, 2020)	—

Additional paid in capital	1,185

Accumulated deficit	(2,185)
Total Stockholders' deficit	(1,000)
TOTAL LIABILITIES &STOCKHOLDERS’ DEFICIT	$10,000

Elektros, Inc. Statement of Operations
For the Period December 1, 2020 (Inception) to December 31, 2020

Operating expenses

General and administrative expenses	$2,185
Total operating expenses	2,185

Net loss	$(2,185)

Basic and Diluted net loss per common share	$—

Weighted average number of common shares outstanding - Basic and Diluted	—

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Overview

We are presently are an operating company. On March 1, 2021, we executed an agreement with Segula Technologies, Inc. attached as EX 1A-6 to this Offering Statement and made a payment in the amount of $25,000. The scope of work Segula has begun includes the following:

A. Develop battery electric vehicle (“BEV”) development road map.

B. Identify federal requirements to sell BEV in US Market.

C. Summarize key vehicle attributes needed to have viable product, battery range, speed, power levels competition in market.

D. Potential budget required to bring BEV to market.

E. Coordination with Technicon Design team on styling and design attributes.

F. Develop list of potential companies to support low volume production.

On August 4, 2021, we entered into a securities purchase agreement (the “Agreement”) and Note with GS Capital Partners, LLC pursuant to which GS Capital agreed to lend us $105,000 in a 10% Secured Convertible one year Promissory Note with a face value of $115,000 with an original issue discount of $10,000. The Note provides a conversion feature equal to 60% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion. In addition, we agreed to issue 300,000 common shares to GS Capital as additional consideration for the purchase of the Note. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. We have updated our offering statement to disclose the purchase by GS Capital Partners, LLC. The Securities Purchase Agreement and Note are attached as EX1A-6 to this offering statement.

On August 31, 2021, we entered into an agreement with Endrock, LLC, a web designer to develop our website, wireframing, design iterations and other web services.

On September 2, 2021, Michael Dezer was issued 5,000,000 common shares. The shares were issued pursuant to verbal agreement between the Company and Mr. Dezer to allow the Company to use his commercial space to store electric vehicles on at no cost.

We recently completed a merger with CXEE. The Company has begun operations to design, develop and manufacture and sell fully electric sport utility vehicles and energy generation and storage systems.

We own no real estate. Since inception December 1, 2020, we have generated no revenue and have begun operations pursuant to execution of agreement and payment made to Segula Technologies, Inc. on March 1, 2021. The Company was originally formed to complete a Reorganization with CXEE. We have general and administrative expenses of $2,185 with a net loss in the amount of ($2,185) for the calendar year ending December 31, 2020. Our expenses are primarily attributed to general and administrative expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $10,000,000 of funding from this offering. The number of electric sport utility vehicles and energy charging stations that we manufacture and sell will depend on how quickly we are able to raise funds through this offering. We expect the proceeds of this offering will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

Plan of Operations after completion of Reorganization

Our plan of operations for the next twelve (12) months is as follows:

We are seeking $75,000,000 in funding from this offering to complete the designs, a production prototype, design validation and testing, and for production tooling. Upon completion of these phases, we believe we will be positioned to move straight to collecting pre-orders and assembling vehicles.

We are in the process of refining our production plans with suppliers to start production in or around October 2022. The key milestones for this schedule are as follows:

April 2021-December 2021

●	$75,0000,000 Regulation A offering
●	Initial prototype complete

January 2022-June 2022

●	Release of concept design
●	Complete engineering analysis
●	Finalize design and engineering feasibility
●	Begin acceptance of pre-orders

July 2022-December 2022

●	Begin production prototype build
●	Complete validation and testing

●	Complete production tooling

●	Begin manufacturing

The anticipated budgets required to achieve the milestones are provided in the table below:

Uses	Amount
Production Prototype Build	$10,000,000
Design Validation and Testing	$10,000,000
Production Tooling	$30,000,000
Other Expenses / Working Capital	$10,000,000
Salaries, General Admin, & Professional Fees	$5,000,000
Marketing & Advertising	$10,000,000
Total Uses	$75,000,000

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts, actual needs with respect to product testing, research and development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue. You will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

The actual completion of the final design of a production prototype, design validation and testing, and production tooling, and the arranging for the outsourced manufacturing and our ability to collect pre-sale orders is unpredictable. Although we will undertake completion of these milestones with commercially reasonable diligence and we believe we will be able to accomplish these milestones if this offering is fully subscribed, unforeseen circumstances could arise or circumstances may currently exist that we do not contemplate. Such circumstances may delay completion of one or more of the milestones described above, and/or require us to raise additional amounts to sustain us until we are able to achieve profitability. If we are unable to raise all of the funds we are seeking to raise in this offering or any additional funds we may require, we may be required to scale back our development plans by reducing expenditures for production, consultants, marketing efforts, and other envisioned expenditures. This could hinder our ability to commercialize our electric cars and electric charging stations.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. In that event, investors should anticipate that their investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our vehicle will be accepted in the marketplace, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease our operations.

Results of Operations

We recently have begun operations and do not plan to have any revenue for at least 12 months. We have begun operations and we are at the beginning stage to design and build an SUV electric vehicle pursuant to the execution of the Segula Technologies design agreement executed on March 1, 2021.

Contractual Obligations and Off-Balance Sheet Arrangements

We have the following contractual obligations:

1) Securities Transfer Corp.-Transfer Agent pursuant to Registrar Agreement.

2) Segula Technologies design agreement executed on March 1, 2021 to build SUV battery operated vehicle.

3) On August 4, 2021, we entered into a securities purchase agreement (the “Agreement”) and Note with GS Capital Partners, LLC pursuant to which GS Capital agreed to lend us $105,000 in a 10% Secured Convertible one year Promissory Note with a face value of $115,000 with an original issue discount of $10,000. The Note provides a conversion feature equal to 60% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion. In addition, we agreed to issue 300,000 common shares to GS Capital as additional consideration for the purchase of the Note. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

4) On August 31, 2021, we entered into an agreement with Endrock, LLC, a web designer to develop our website, wireframing, design iterations and other web services.

We do not have any off balance sheet arrangements.

Liquidity and Capital Resources

As of June 30, 2021, our current assets consisted of cash in the amount of $69.00. Our current liabilities at June 30, 2021 were $102,700.

As of December 31, 2021, our current assets consisted of cash in the amount of $10,000. Our current liabilities at December 31, 2021, totaled $11,000.

Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements.

Our registered public accounting firm have issued, in their audit report, a going concern opinion reflecting a conclusion that our operations may not be able to continue because of a lack of financial resources. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue. For the year ended December 31, 2021, the Company has a net loss of ($2,185) and an accumulated deficit of ($2,185) at December 31, 2020. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Business, Securities and Industry

Coronavirus Impact.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease our vendor supply resulting in our inability to brand and sell our CBD products.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Holding Company Reorganization.

The Company believes that the Reorganization, deemed effective on May 28, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. However, If the Company’s beliefs are later determined to be incorrect whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security. Section 5 makes it unlawful for any person, directly or indirectly to sell such security through the use of a prospectus or to use any means for the purpose of sale or for delivery of a sale

Our lack of an operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have no operating history and no revenue. We may never raise enough cash to execute our business plan. Therefore, you could lose your entire investment in the Company.

We may experience significant delays in the design, manufacture, launch and financing of our electric sport utility vehicles including which could harm our business and prospects.

Inability to timely sell enough shares in this Regulation A offering to raise money that the Company needs to carry out its business plan may delay the design, manufacture and launch of our electric sport utility vehicle.

We will be dependent on third party designers for the manufacture and build of our vehicles. We will also be dependent on suppliers to deliver, necessary components to our vehicles at prices and volumes acceptable to us. Their refusal would have a material adverse effect on our business, prospects and operating results.

To date, we have only qualified one manufacturing source to design a prototype of our electric sports utility vehicle and energy charging station.

Our auditor has issued a “going concern” opinion.

Our auditor has issued a “going concern” opinion on our financial statements, which means that the auditor is not sure if we will be able to succeed as a business without additional financing.

To date, we do not operate and have not generated revenues from our anticipated principal operations and have sustained losses since inception. Because losses will continue until such time that we can complete the design of our initial vehicle, establish relationships with manufacturing facilities to manufacture our vehicles and components, and begin selling our vehicles, and because we have no committed source of financing, we rely on financing to support our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

Throughout 2021, we intend to fund our operations through the sale of our securities to third parties and related parties. If we cannot raise additional capital, we may consume all the cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to us. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering Common Stock in the amount of up to $75,000,000 in this offering, but may sell much less. Even if the maximum amount is raised, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive. If we do not sell all of the Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Even if we are successful in selling all of the Common Stock being offered, our proposed business may require significant additional capital infusions, before we can achieve profitability. Furthermore, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have no operating history. We have no revenue and no cash which makes it difficult to accurately evaluate our business prospects.

We have limited assets, no operating history, and no operating revenue to date. We have begun working on our prototype but it will be some time before we are in a position to begin producing or delivering our first vehicle. We have no experience designing, testing, manufacturing, upgrading, adapting and selling electric vehicles as well as no experience allocating our available resources among the design and production of our anticipated sport utility vehicle. Thus, our proposed business is subject to all the risks inherent in new business ventures. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of Common Stock which we sell could be sold into any market which develops, which could adversely affect the market price.

Risks of borrowing.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Developing new products and technologies entails significant risks and uncertainties.

We are currently operating. However, we are in the research and development stage and it may take much longer than we think to build a prototype electric vehicle and energy charging station. Delays or cost overruns in the development of our electric vehicle and failure of the product to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in contract manufacturing, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

We may experience significant delays or other complications in the design, manufacture and launch of our electric vehicle and future vehicle models, which could harm our brand, business, prospects, financial condition and operating results.

We may experience significant delays or other complications in bringing to market new vehicles. Any significant delays or other complications in the development, manufacture and/or launch of our electric vehicle or future vehicles, including, but not limited to, complications associated with launching our production or supply chain, or regulatory approvals, could materially damage our brand, business, prospects, financial condition and operating results.

We face significant barriers in our attempt to produce our vehicle and energy charging stations, and if we cannot successfully overcome those barriers, our business will be negatively impacted.

We face significant barriers as we attempt to produce our first vehicle. We do not yet have any prototypes and do not have a final design, a manufacturing facility or manufacturing processes. We will need to contract with manufacturers with excess capacity to manufacturer our vehicles and certain components. In addition, the motor vehicle industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image, and the need to establish sales and service locations. We must successfully overcome these and other manufacturing and legal barriers to be successful.

Our long-term success will be dependent upon our ability to achieve market acceptance of our vehicles, and any subsequent new vehicle models.

There is no guarantee that our vehicle or electric charging stations or any of our future vehicles will be successfully accepted by the general public. There is no guarantee that demand for our electric vehicle will meet our expectations.

Developments and improvements in alternative technologies such as hybrid engines or in the internal combustion engine, or continued low retail gasoline prices may materially and adversely affect the demand for our vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways that we do not currently anticipate. If alternative energy engines or low gasoline prices make existing vehicles with greater passenger and cargo capacities less expensive to operate, we may not be able to compete with manufacturers of such vehicles.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for motor vehicle sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up motor vehicle company, we will have fewer financial resources than more established motor vehicle companies to withstand changes in the market and disruptions in demand.

We depend on our sole director who has no experience in the electric vehicle business or energy charging stations.

Our future success depends on our sole director, Mr. Shlomo Bleier.. Mr. Bleier has no experience in the electric vehicle business or energy charging stations. His inexperience or the loss of his services may have a serious adverse effect on us and you could lose your entire investment. There can be no assurance that we will be successful in attracting and retaining other personnel or consultants we require to develop and market our electric vehicle and energy charging stations and future vehicles, and conduct our proposed operations. In addition, Mr. Bleier does not work exclusively for us, and will divide his time with his other business activities that consume 40 hours per week. If circumstances arise in which Mr. Bleier is required to spend substantially more time attending to matters related to the operation of Jewish Enrichment Entereprise, Inc., it could adversely effect our business.

The unavailability, reduction or elimination of government and economic incentives in the U.S. and abroad, supporting the development and adoption of electric vehicles could have some impact on demand for our vehicles.

Electric vehicles such as ours, benefit from certain government and economic incentives supporting the development and adoption of electric vehicles. In the United States and abroad, such incentives include, among other things, tax credits or rebates that encourage the purchase of electric vehicles. Notably, the quantum of incentive programs promoting electric vehicles is a tiny fraction of the amount of incentives that are provided to gas-powered vehicles through the oil and gas industries.  Nevertheless, even the limited benefits from such programs could be reduced, eliminated or exhausted.  Although we believe this will have little to no impact on demand for our vehicles as we are a niche player, there may be a negative impact on demand for our future vehicles by certain purchasers.

We are subject to substantial regulation, which is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Motor vehicles are subject to substantial regulation under international, federal, state, local and foreign laws. Our vehicles will need to comply with many governmental standards and regulations relating to vehicle safety, fuel economy, emissions control, noise control, and vehicle recycling, among others. In addition, we will need to comply with state laws that regulate the manufacture, distribution, and sale of motor vehicles, and generally require motor vehicle manufacturers and dealers to be licensed to sell vehicles directly to consumers in the state. Compliance with all of these requirements may delay our production launch, thereby adversely affecting our business and financial condition. Also, we are subject to laws and regulations applicable to the import, sale and service of motor vehicles internationally. For example, we will be required to meet vehicle-specific safety standards that are often materially different from U.S. requirements, thus resulting in additional investment into the vehicles and systems to ensure regulatory compliance. These processes necessitate that foreign regulatory officials review and certify our vehicles prior to market entry. In addition, we must comply with regulations applicable to vehicles after they enter the market, including foreign reporting requirements and recall management systems. We will incur significant costs in complying with these regulations, and may be required to incur additional costs to comply with any changes to such regulations.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following:

•	cease selling, incorporating certain components into, or offering goods or services that incorporate or use the challenged intellectual property;
•	pay substantial damages;
•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;
•	redesign our vehicles or certain components; or
•	establish and maintain alternative branding for our products and services.

We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive, time consuming and distract management’s attention from our core operations.

Manufacturing internationally may cause problems and present risks.

We will likely have our vehicles and certain components manufactured internationally. There are many risks associated with international business.  These risks include, but are not limited to, language barriers, fluctuations in currency exchange rates, political and economic instability, regulatory compliance difficulties, problems enforcing agreements, and greater exposure of our intellectual property to markets where a high probability of unlawful appropriation may occur.  Failure to successfully mitigate any of these potential risks could damage our business.

In addition, we are required to comply with all applicable domestic and foreign export control laws, including the International Traffic in Arms Regulations and the Export Administration Regulations. In addition, we may be subject to the Foreign Corrupt Practices Act and international counterparts that generally bar bribes or unreasonable gifts for foreign governments and officials. Violation of any of these laws or regulations could result in significant sanctions, which could reduce our future revenue and net income.

Because we may manufacture and sell a substantial portion of our vehicles abroad, our operating costs may be subject to fluctuations in foreign currency exchange rates. If the U.S. dollar weakens against the foreign currencies in which we denominate certain of our trade accounts payable, fixed purchase obligations and other expenses, the U.S. dollar equivalent of such expenses would increase. We can provide no assurances that we will not experience losses arising from currency fluctuations in the future, which could be significant.

If we are unable to adequately control the costs associated with operating our business, including our costs of manufacturing and sales, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design, manufacture, sale and the servicing of our vehicles. There can be no assurances that our costs of producing and delivering our vehicles will be less than the revenue we generate from sales at the time of the launch of such vehicle or that we will ever achieve a positive gross margin on sales of any specific vehicle.

We will incur significant costs related to contracting for the manufacture of our vehicles, procuring the materials required to manufacture our vehicles, assembling vehicles and compensating our personnel and consultants. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our raw materials and components could increase due to shortages if global demand for these materials and components increases. In addition, we may experience increases in the cost or a sustained interruption in the supply or shortage of materials. Any such cost increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.

If our vehicles fail to perform as expected, we may have to recall our products and our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. While we intend to perform extensive internal testing, we will have a limited frame of reference by which to evaluate the performance of our electric vehicles. There can be no assurances that we will not be required to recall products in the future. There can be no assurance that we will be able to detect and fix any defects in the vehicles prior to their sale to consumers. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our vehicles or their components prove to be defective. In addition, our electric vehicles may not perform consistent with customers’ expectations or consistent with other vehicles currently available. Any product defects or any other failure of our vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We will be dependent on our suppliers, some of which may be single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our vehicles at prices and volumes acceptable to us could have a material adverse effect on our business, prospects and operating results.

We will be dependent on our suppliers, some of which may be single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our vehicles at prices and volumes acceptable to us could have a material adverse effect on our business, prospects and operating results. In addition, we have not yet established relationships with suppliers for all of our components.

While we believe that we will be able to establish necessary supply relationships as well as alternate supply relationships, we may be unable to do so at prices or costs that are favorable to us. The inability to secure necessary suppliers or the future loss of any suppliers or any disruption in the supply of components from these suppliers could lead to delays in vehicle deliveries to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

The risk of product liability claims, product recalls, and associated adverse publicity is inherent in the manufacturing, marketing, and sale of vehicles. We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The motor vehicle industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. In addition, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition.

Management Discretion as to Use of Proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Liquidity.

There is no formal marketplace for the resale of our securities. Shares common stock may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. We do not have plans to apply for or otherwise seek trading or quotation of our common stock on an over-the-counter market. It is also hard to predict if we will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment for some time.

COMPETITION

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Competition

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for occupant safety and vehicle emissions, technological advances in powertrain and consumer electronics components, and shifting customer needs and expectations are causing the industry to evolve in the direction of electric-based vehicles. We believe the primary competitive factors in our markets include but are not limited to:

•	technological innovation;

•	product quality and safety;

•	service options;

•	product performance;

•	design and styling;

•	product price; and

•	manufacturing efficiency.

We believe that our vehicles can compete in the market for electric sports utility vehicles. Within the electric-based vehicle segment, there are three primary means of powertrain electrification which will differentiate various competitors in this market:

•	Electric Vehicles are vehicles powered completely by a single on-board energy storage system (battery pack or fuel cell) which is refueled directly from an electricity source.

•	Plug-in Hybrid Vehicles are vehicles powered by both a battery pack with an electric motor and an internal combustion engine which can be refueled both with traditional petroleum fuels for the engine and electricity for the battery pack. The internal combustion engine can either work in parallel with the electric motor to power the wheels, such as in a parallel plug-in hybrid vehicle, or be used only to recharge the battery, such as in a series plug-in hybrid vehicle like the Chevrolet Volt.

•	Hybrid Electric Vehicles are vehicles powered by both a battery pack with an electric motor and an internal combustion engine but which can only be refueled with traditional petroleum fuels as the battery pack is charged via regenerative braking, such as used in a hybrid electric vehicle like the Toyota Prius.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future. Prior to the introduction of the Nissan Leaf in December 2010, no mass produced performance highway-capable electric vehicles were being sold in the United States. In Japan, Mitsubishi has been selling its electric iMiEV since April 2010. We expect additional competitors to enter the United States and Europe within the next several years, and as they do so, we expect that we will experience significant competition. With respect to our Tesla Roadster, we currently face strong competition from established automobile manufacturers, including manufacturers of high-performance vehicles, such as Porsche and Ferrari. In addition, upon the launch of our Model S sedan, we will face competition from existing and future automobile manufacturers in the extremely competitive premium sedan market, including Audi, BMW, Lexus and Mercedes.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively. We believe our exclusive focus on sport utility electric vehicles and energy charging stations will allow us to compete in the global automotive market in spite of the challenges posed by our competition; however, we have no history of operations.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

The Company plans to begin operations to design, develop and manufacture and sell fully electric sport utility vehicles and energy generation and storage systems.

Employees

We have no employees. Shlomo Bleier is our President, Secretary and Treasurer. Mr. Bleier works full time for another company known as Coromandel relating to the mining of diamonds.

Currently, Mr.Bleier has the flexibility to work on our business up to a maximum of 20 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The following table sets forth the uses of proceeds based on the midpoint offering price of $.975 per share assuming the sale of 100%, 75%, 50%, and 25% of common shares offered for sale by the Company up to a maximum of $75,000,000. There is no assurance that we will raise the full $75,000,000 maximum as anticipated.

If 76,923,077 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Production Prototype Build	$10,000,000
Design Validation and Testing	$10,000,000
Production Tooling	$30,000,000
Other Expenses/Working Capital	$10,000,000
Salaries, General Administrative & Professional Fees	$5,000,000
Marketing & Advertising	$10,000,000
TOTAL	$75,000,000

If 57,692,308 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Production Prototype Build	$7,500,000
Design Validation and Testing	$7,500,000
Production Tooling	$22,500,000
Other Expenses/Working Capital	$7,500,000
Salaries, General Administrative & Professional Fees	$3,750,000
Marketing & Advertising	$7,500,000
TOTAL	$56,250,000

If 38,461,539 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Production Prototype Build	$5,000,000
Design Validation and Testing	$5,000,000
Production Tooling	$15,000,000
Other Expenses/Working Capital	$5,000,000
Salaries, General Administrative & Professional Fees	$2,500,000
Marketing & Advertising	$5,000,000
TOTAL	$37,500,000

If 19,230,769 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Production Prototype Build	$2,500,000
Design Validation and Testing	$2,500,000
Production Tooling	$7,500,000
Other Expenses/Working Capital	$2,500,000
Salaries, General Administrative & Professional Fees	$1,250,000
Marketing & Advertising	$2,500,000
TOTAL	$18,750,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

The Company is quoted at this time in the OTC MarketPlace under the ticker symbol ELEK, and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may or may not develop further will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. However, below we have provided an estimate based on a midpoint offering price of $.975 per share as of September 14, 2021 assuming the maximum amount of proceeds in the amount of $75,000,000 are received by the Company.

The following table illustrates the dilution to the purchasers of the common stock sold in this offering based on the midpoint offering price of $.975 per share if 100%, 50% and 25% of the maximum number of shares offered are sold, not to exceed $75,000,000 in gross proceeds.

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(100% of shares are sold in the offering)
Offering Price Per Share	$.975	$.975	$.975
Book Value Per Share Before the Offering	$.001	$.001	$.001
Book Value Per Share After the Offering	$.001	$.0010	$.1691
Net Increase to Original Shareholder	$0	$0	$.1681
Decrease in Investment to New Shareholders	$.975	$.975	$.8059
Dilution to New Shareholders (%)	100%	100%	82.66%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$$365,521
Net proceeds from this offering	75,000,000
$73,365,521
Denominator:
Shares of common stock outstanding prior to this offering	371,820,871
Shares of common stock to be sold in this offering offered by the Company (100%)	76,923,077
448,743,948

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$365,521
Net proceeds from this offering	37,500,000
$37,865,521
Denominator:
Shares of common stock outstanding prior to this offering	371,820,871
Shares of common stock to be sold in this offering offered by the Company (50%)	38,461,539
410,282,410

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$365,521
Net proceeds from this offering	18,750,000
$19,115,521
Denominator:
Shares of common stock outstanding prior to this offering	371,820,871
Shares of common stock to be sold in this offering (25%)	19,230,769
391,051,640

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Shlomo Bleier, our sole officer and director and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Bleier or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of $____ per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 371,820,871 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional amount of shares of its common stock for sale not to exceed $75,000,000 at the price of $_____ per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Shlomo Bleier will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Shlomo Bleier is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Shlomo Bleier will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr.Bleier is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Bleier will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Bleier will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the ______shares being offered on behalf of the Company. The price per share will be $_____ for the duration of this offering.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Elektros, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: seven hundred million (700,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and two hundred million (200,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. We have no shares of common stock issued and outstanding.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Securities Transfer Corporation is our transfer agent. Their address is 2901 N. Dallas Parkway, Suite 380, Plano, Texas.

Penny Stock Regulation

We trade in the OTC MarketPlace under the ticker symbol ELEK and are subject to penny stock regulation. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited by BF Borgers CPA PC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our director. Our office space is located at 1626 South 17th Avenue, Holywood, Florida 33020.

LEGAL PROCEEDINGS

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents, trademarks or any intellectual property.

EMPLOYEES

As of the date of this Offering Circular, we have no employees.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Shlomo Bleier	73	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer and Director

Shlomo Bleier- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary and sole Director.

Mr. Shlomo Bleier has been involved in the diamond industry for over 35 years and has been involved in mining operations in Brazil and Sierra Leone for the past ten years. In 1980 he joined the Diamond Dealers Club of New York city. In 1993, Mr. Bleier moved to New York City from Israel where he devoted all his time to the diamond industry and worked throughout the years as a diamond cutter and polisher specializing in large stones and colored diamonds, managing the process from rough to finished product. From 1993 to 1999, he worked for Simcha Diamond Ltd. in Brazil where he successfully mined gold and diamonds. From 2000-2004, he was a partner in S & T Mining Group, Ltd in Sierra Leon, Africa. He served as chief administrator of operations. From 2005-2015, Mr. Bleier has been acive in managing various projects in Sierra Leon Africa mining for diamonds and gold. For the past 5 years since August 2016, Mr. Bleier has been working full time from home in Brooklyn, NY and traveling every 3-4 months as a partner with and as a manager and director of operations with Coromandel, a Brazilian corporation utilizing his expertise and knowledge in the mining of diamonds and gold.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

E XECUTIVE COMPENSATION

Mr. Jacobson, our former sole officer and director did not receive any compensation since inception. Mr. Jacobson did receive 300,000,000 common shares from us when his shares held in CXEE were exchanged for an equivalent amount of shares in ELEK. However, those shares were cancelled and returned to treasury upon Mr. Jacobson’s resignation on July 1, 2021. Ou newly appointed director Mr. Shlomo Bleier did receive stock compensation on July 1, 2021 in the amount of 300,000,000 restricted common shares from us at $.001 par value as listed below. There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to no operations, the entire Board of Directors functions as the audit committee; Mr. Bleier is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer for the years ended November 30, 2018 and 2017.

Name:	July 1, 2021:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Shlomo Bleier CEO, Director	2021	--	--	$300,000	--		300,000

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of common equity beneficially owned as of September 14, 2021 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage (1)	Voting Percentage After Completion of Offering if Maximum Number of Shares Are Sold

Common Stock	Jewish Enrichment Enterprise, Inc.*	1626 South 17th Avenue, Holywood, Florida 33020	326,000,000	87.68%	69.09%
All Officers and Directors			326,000,000	87.68%	69.09%

(1) Based on 371,820,871 common shares outstanding as of September 14, 2021.

*	Jewish Enrichment Enterprise, Inc. is an entity wholly owned by Shlomo Bleier, our sole director. Mr. Bleier is deemed to be the indirect and beneficial owner of these shares since he has voting and investment control over the shares.
**	Voting Percentage After Offering will be determined after Qualification of Offering Statement by the Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 365 days from December 28, 2020 with no interest. No money has been paid back at this time to Mr. Schlesinger. Mr. Schlesinger is a long time friend of our director. Mr. Schlesinger does not have any other relationship with the Company.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

elektros, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Reports of Independent Registered Public Accounting Firm	F2

Audited Financial Statements:

Balance Sheet as of December 31, 2020	F3

Statement of Operations for the Period December 1, 2020 (Inception) to December 31, 2020	F4

Statement of Changes in Stockholders’ (Deficit) for the Period December 1, 2020 (Inception) to December 31, 2020	F5

Statement of Cash Flows for the Period December 1, 2020 (Inception) to December 31, 2020	F6

Notes to Audited Financial Statements	F7-F11

Unaudited Financial Statements

Balance Sheets as of June 30, 2021 and December 31, 2020	F-12

Statement of Operations for the Six Months Ended June 30, 2021	F-13

Statement of Changes in Stockholders’ Deficit for the Period December 1, 2020(Inception) to June 30, 2021	F-14

Statement of Cash Flows for the Six Months ended June 30, 2021	F-15

Notes to Financial Statements	F-16-F-21

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elektros, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Elektros, Inc. (the "Company") as of December 31, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period December 1, 2020 (Inception) through December 31, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period December 1, 2020 (Inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

April 6, 2021

- F2 -

ELEKTROS, INC.

BALANCE SHEETS

(Audited)

As of December 31, 2020
ASSETS CURRENT LIABILITIES Cash in bank	$10,000
Total current assets	10,000
TOTAL ASSETS	$10,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$1,000
Loan to company	10,000
Total current liabilities	11,000
TOTAL LIABILITIES	$11,000

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 200,000,000 shares authorized, none issued and outstanding as of December 31, 2020)	—
Common stock ($.001 par value, 500,000,000 shares authorized, none issued and outstanding as of December 31, 2020)	—

Additional paid in capital	1,185

Accumulated deficit	(2,185)
Total Stockholders' deficit	(1,000)
TOTAL LIABILITIES &STOCKHOLDERS’ DEFICIT	$10,000

The accompanying notes are an integral part of these financial statements.

- F3 -

ELEKTROS, INC.

STATEMENT OF OPERATIONS

(Audited)

For the Period December 1, 2020 (Inception) to December 31, 2020

Operating expenses

General and administrative expenses	$2,185
Total operating expenses	2,185

Net loss	$(2,185)

Basic and Diluted net loss per common share	$-

Weighted average number of common shares outstanding - Basic and Diluted	-

The accompanying notes are an integral part of these financial statements.

- F4 -

 Elektros, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period December 1, 2020 (Inception) to December 31, 2020

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 1, 2020	-	$-	$-	$-	$-

Expenses paid on behalf of the Company and contributed to capital	-	-	1,185	-	1,185
Net loss	-	-		(2,185)	(2,185)
Balances, December 31, 2020	$-	$-	$1,185	$(2,185)	$(1,000)

The accompanying notes are an integral part of these financial statements.

- F5 -

ELEKTROS, INC.

STATEMENTS OF CASH FLOWS

(Audited)

For the Period from December 1, 2020 (Inception) to December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,185)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	1,185
Changes in current assets and liabilities:
Accrued expenses	1,000
Net cash used in operating activities	-
CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company	10,000
Net cash provided by financing activities	10,000

Net change in cash	$10,000
Beginning cash balance	-
Ending cash balance	$10,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Elektros, Inc.

Notes to Audited Financial Statements

Note 1 – Organization and Description of Business

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

On December 1, 2020, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of Elektros, Inc.

The Company is currently structured as a holding Company for an anticipated holding company reorganization. As of December 31, 2020, the Company had not yet commenced any operations.

 The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2020 were $10,000.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2020 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F8 -

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of December 31, 2020.

The Company’s stock based compensation for the period ended December 31, 2020 was $0.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

- F9 -

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of December 31, 2020, the Company has incurred a net loss of approximately $2,185 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $459 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance. Given our inception on December 1, 2020, and our fiscal year end of December 31, 2020, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2020.

Note 6 – Accrued Expenses

Accrued expenses totaled $1,000 as of December 31, 2020 and consisted primarily of professional fees.

Note 7 – Loan to Company

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger. The verbal agreement between our sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 180 days from December 28, 2020 with no interest.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There are no shares issued and outstanding as of December 31, 2020.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There are no shares of common stock issued and outstanding as of December 31, 2020.

Additional Paid-In Capital

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $1,185 as of December 31, 2020. The $1,185 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

- F10 -

Note 8 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

The Company completed a holding company reorganization (“Reorganization”) on May 28, 2021 by and between CXEE, ELEK and Elektros Merger Sub, Inc. The Reorganization was accounted for as a reverse capitalization with Elektros, Inc. deemed the accounting acquirer and CXEE deemed the accounting acquiree under the purchase method of accounting. Contemporaneusly after the merger, ELEK cancelled all of its shares held in CXEE resulting in CXEE and ELEK each as a stand-alone entity. The Company’s business plan changed after the Reorganization from a holding company to design and build an SUV electric vehicle and electric charging stations.

On July 1, 2021, Levi Jacobson, our sole director resigned and cancelled 300,000,000 restricted common shares that he indirectly held in ELEK through his wholly owned company known as Goldjay Realty, Inc. Goldjay Realty, Inc. was originally issued 300,000,000 shares in CXEE on December 10, 2020 for reinstating CXEE into good standing with Nevada Secretary of State whereas Mr. Jacobson was CXEE’s custodian at the time and is the director of CXEE. Those shares were exchanged for an equivalent amount of shares in ELEK pursuant to the Agreement and Plan of Merger filed as an exhibit to the offering statement. On July 1, 2021, Mr. Jacobson resigned as our sole director and appointed Mr. Shlomo Bleier as our sole officer/director. On that date, Mr. Jacobson cancelled all his shares held in ELEK and ELEK issued Mr. Bleier 300,000,000 shares of restricted common stock for developing the business plan of ELEK. The shares were issued to Mr. Bleier pursuant to Rule 4(a)(2).

- F11 -

Electros, Inc.

Balance Sheets

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$69	$10,000
Total Current Assets	69	10,000

TOTAL ASSETS	$69	$10,000

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$1,400	$1,000
Loans to the company, net accumulated interest	101,300	10,000
Total Current Liabilities	102,700	11,000

TOTAL LIABILITIES	102,700	11,000

Stockholders’ Equity
Preferred stock, $.001 par value, 200,000,000 shares authorized; 0 issued and outstanding as of June 30, 2021 and December 31, 2020	-	-

Common stock, $.001 par value, 500,000,000 shares authorized, 397,520,871 and 0 shares issued and outstanding as of June 30, 2021 and December 31 2020, respectively	397,521	-
Additional paid in capital	82,603,764	1,185
Accumulated deficit	(83,103,916)	(2,185)

Total Stockholders’ Deficit	$(102,631)	$(1,000)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$69	$10,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F12 -

Elektros, Inc. Statement of Operations (Unaudited)
Six Months Ended June 30, 2021

Operating expenses

General and administrative expenses	$83,098,431
Total operating expenses	83,098,431

Operating loss	$(83,098,431)

Other Income/(Loss)
Interest	$3,300
Total Other Expense	3,300
Net loss	$(83,101,731)

Basic and Diluted net loss per common share	$(.58)

Weighted average number of common shares outstanding - Basic and Diluted	143,321,605

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F13 -

  Elektros, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period December 1, 2020 (Inception) to June 30, 2021

(Unaudited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 1, 2020	-	$-	$-	$-	$-
Expenses paid on behalf of the Company and contributed to capital	-	-	1,185	-	1,185
Net loss	-	-	-	(2,185)	(2,185)
Balances, December 31, 2020	$-	$-	$1,185	$(2,185)	$(1,000)
Common shares issued as compensation	31,000,000	31,000	82,969,000	-	83,000,000
Common shares issued in reorganization	366,520,871	366,521	(366,521)	-	-
Expenses paid on behalf of the Company and contributed to capital	-	-	100	-	100
Net loss	-	-		(83,101,731)	(83,101,731)
Balances, June 30, 2021	$397,520,871	$397,521	$82,603,764	$(83,103,916)	$(102,631)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F14 -

Elektros, Inc.

Statement of Cash Flows

(Unaudited)

Six Months Ended June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(83,101,731)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	100
Common shares issued as compensation	83,000,000
Changes in current assets and liabilities:
Accrued expenses	3,700
Net cash used in operating activities	(97,931)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company	88,000
Net cash provided by financing activities	88,000

Net change in cash	$(9,931)
Beginning cash balance	10,000
Ending cash balance	$69

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F15-

Elektros, Inc.

Notes to the Unaudited Consolidated Financial Statements

Note 1 – Organization and Description of Business

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

On December 1, 2020, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of Elektros, Inc.

On May 25, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were China Xuefeng Environmental Engineering, Inc. (“CXEE” or “Predecessor”), Elektros, Inc. (“ELEK” or “Successor”), and Elektros Merger Sub, Inc. (“Merger Sub”). Our former director, Levi Jacobson, was the sole director/officer of each constituent corporation in the Reorganization.

Elektros, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Elektros, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Elektros, Inc. became a wholly owned direct subsidiary of CXEE and Merger Sub became a wholly owned and direct subsidiary of ELEK.

The merger was effectuated on May 28, 2021 (“Effective Time”), whereas the Company filed Articles of Merger with the Nevada Secretary of State. At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of ELEK’S common stock.

At the Effective Time, Elektros, Inc., as successor issuer to China Xuefeng Environmental Engineering Group, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol of Predecessor “CXEE” until the new ticker symbol “ELEK” for the Company was released into the OTC MarketPlace on June 7, 2021. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 286176102.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “ELEK”.

On May 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in CXEE resulting in CXEE and ELEK each as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with CXEE after the Reorganization. Levi Jacobson, the Director of CXEE and our former Director did not discover any assets of CXEE from the time he was appointed custodian and Director until the completion of the Reorganization and subsequent separation of CXEE as a stand-alone company.

Given that the former business plan and objectives of CXEE and the present-day business plan and objectives of Elektros substantially differ from one another, we conducted the corporate separation with CXEE contemporaneously after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of CXEE (providing services to optimize garbage-recycling processes) under the leadership of its former directors, does not, in any way, represent the current day business plan of ELEK, and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our former sole director, to be for the benefit of the corporation and its

- F16-

shareholders. Former shareholders of CXEE are now the shareholders of ELEK. The former shareholders of CXEE now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our built-in shareholder base and new leadership under our new director Shlomo Bleier. It will be easier for us now to borrow funds because we trade in the OTC MarketPlace which is attractive to investors.

The Company has begun operations to design, develop and manufacture and sell fully electric sport utility vehicles.

On March 1, 2021, we entered into an Agreement with Technicon Design Corporation DBA Segula Technologies to create a high-level development roadmap for us, and they will work to identify companies with a developed EV Chassis which can be used to jump-start the vehicle development process for us. Segula will design and develop with production intent for a single design theme Electric SUV.

Currently, Jewish Enrichment Enterprise, Inc. owned and controlled by Shlomo Bleier, our sole officer and director is our controlling shareholder, owning 326,000,000 shares of our restricted common stock representing approximately 87.68% voting control. Mr. Levi Jacobson was our sole officer and director of CXEE and Elektros immediately before and at the effective time of the Reorganization. Mr. Jacobson resigned as Elektros sole officer/director on July 1, 2021. On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent number of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2021, and December 31, 2020, were $69 and $10,000, respectively.

- F17-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F18-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2021.

The Company’s stock-based compensation for the periods ended June 30, 2021 and December 31, 2020 were $83,000,000 and $0, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

- F19-

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of June 30, 2021, the Company has incurred a net loss of approximately $83,103,916 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $17,451,822 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance. Given our inception on December 1, 2020, and our fiscal year end of December 31, 2020, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2021.

Note 6 – Accrued Expenses

Accrued expenses totaled $1,400 as of June 30, 2021, and $1,000 as of December 31, 2020, and consisted primarily of professional fees.

Note 7 – Loan to Company

On February 12, 2021, the Company entered into a convertible loan agreement with GS Capital Partners, LLC (“GS Capital”) whereby the Company received $88,000 in exchange for a promissory note signed by the Company. The Company is currently accruing the ten percent annual interest. GS Capital can convert the loan and any accumulated interest to shares at the maturity date of February 12, 2022.

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 365 days from December 28, 2020, with no interest.

Note 8 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of June 30, 2021, and December 31, 2020.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 397,520,871 and 0 shares of common stock issued and outstanding as of June 30, 2021, and December 31, 2020, respectively.

- F20-

On January 29, 2021, 26,000,000 shares of common stock were issued by CXEE to Jewish Enrichment Enterprise for services rendered to the Company.

On February 10, 2021, 5,000,000 shares of common stock were issued to CXEE to 9361-3321 Quebec Inc for services rendered to the Company.

At the time of the merger and reorganization, 366,520,871 common shares of CXEE were exchanged into equivalent amount of the Company’s common shares.

Additional Paid-In Capital

The Company’s former sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $1,285 as of June 30, 2021. The $1,285 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Equity

On January 29, 2021, 26,000,000 shares of common stock were issued by CXEE to Jewish Enrichment Enterprise for services rendered to the Company. Our current sole officer and director, Shlomo Bleier, who was appointed July 1, 2021, owns and controls Jewish Enrichment Enterprise.

At the time of the merger and reorganization, 366,520,871 common shares of CXEE were transferred to the Company and 274,000,000 of those shares of common stock were transferred to Jewish Enrichment Enterprise for services rendered to the Company. . Our current sole officer and director, Shlomo Bleier, who was appointed July 1, 2021, owns and controls Jewish Enrichment Enterprise.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the six months ended June 30, 2020 and has found that there was nothing material to disclose other than the following:

On July 1, 2021, Mr. Jacobson resigned as Elektros sole officer/director and Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent number of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services.

On September 2, 2021, Michael Dezer was issued 5,000,000 common shares. The shares were issued pursuant to verbal agreement between the Company and Mr. Dezer to allow the Company to use his commercial space to store electric vehicles at no cost.

- F21-

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.751 of the Nevada Business Corporation Act (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Articles of Incorporation of Elektros, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Elektros, Inc. to the fullest extent permitted by Nevada Law. Article VII of the Articles of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) or for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Nevada Law and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as amended (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-6	Securities Purchase Agreement and Note (1)
1A-6	Segula Agreement (1)
1A-7	Agreement and Plan of Merger (1)
1A-11	Consent of Accounting Firm (1)
1A-12	Legal Opinion Letter (1)
1A-15	Resignation of Levi Jacobson (1)

____________________

(1)	Attached.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, New York on September 14, 2021.

Elektros, Inc.

By: /s/ Shlomo Bleier
Name: Shlomo Bleier
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: September 14, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: September 14, 2021

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: Chief Financial Officer (Principal Financial Officer)  Date: September 14, 2021

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: September 14, 2021